UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

SITO Mobile, Ltd.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Marcelle S. Balcombe, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway, 32nd Floor New York, NY 10006 (212) 930-9700	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SITO Mobile, Ltd., a Delaware corporation (“SITO”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with SITO’s solicitation of consent revocations from its stockholders in response to the solicitation by Stephen D. Baksa and Thomas Candelaria of consents (the “Consent Solicitation”) from SITO’s stockholders to, among other things, remove and replace a majority of the current members of SITO’s Board of Directors (the “SITO Board”). SITO has not filed a preliminary or definitive consent revocation statement with the SEC in connection with its solicitation of consent revocations.

Press Release Issued on April 13, 2017

Attached hereto is a press release issued by SITO on April 13, 2017 (after the SEC was closed for the acceptance of same-day filings that are made via EDGAR) wherein SITO commented on the preliminary consent solicitation statement (the “Preliminary Consent Statement”) filed with the SEC by Mr. Stephen D. Baksa and Mr. Thomas Candelaria, who in the aggregate beneficially own approximately 6.8% of SITO’s outstanding shares. In the Preliminary Consent Statement, Messrs. Baksa and Candelaria indicate that they intend to solicit consents from SITO’s stockholders to remove all but one of the current members of the SITO Board and replace them with their own nominees.

Messrs. Baksa and Candelaria have indicated in their filing with the SEC that they are not seeking to replace current SITO Board member Brent Rosenthal who Mr. Baksa has a previous association with and who Mr. Baksa worked with on another activist matter.

This press release is being filed herewith because it may be deemed to be solicitation material in connection with SITO’s solicitation of consent revocations in response to the Consent Solicitation.

Important Additional Information And Where To Find It

SITO, its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents to, among other things, remove and replace a majority of SITO’s current directors (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s proxy statement for its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on January 19, 2016. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s proxy statement for its 2016 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. SITO intends to file a consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

SITO Mobile Comments on Preliminary Consent Solicitation Materials Seeking Control of SITO Mobile

Filed By Stephen D. Baksa and Thomas Candelaria

No Stockholder Action Required at this Time

JERSEY CITY, N.J., April 13, 2017 -- SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform, today confirmed that Stephen D. Baksa (“Mr. Baksa”) and Thomas Candelaria (“Mr. Candelaria”), which together own approximately 6.8% of the Company’s outstanding shares, have filed a preliminary consent solicitation statement with the U.S. Securities and Exchange Commission (“SEC”) indicating that they intend to solicit consents to remove all but one of the directors on SITO’s Board of Directors and replace them with their own hand-picked nominees. Messrs. Baksa and Candelaria have indicated in their filing with the SEC that they are not seeking to replace current SITO Board member Brent Rosenthal who Mr. Baksa has a previous association with.

SITO issued the following statement:

SITO’s Board and management team are committed to executing the Company’s strategic plan to drive enhanced stockholder value. SITO Mobile continues to grow revenue and will maintain its focus on current strategic initiatives, helping marketers to leverage its location-based targeting capabilities in combination with transparent real-time insights and measurement.

SITO noted that stockholders should be aware and concerned that Messrs. Baksa and Candelaria are attempting to take control of SITO’s Board and the Company without providing a detailed and credible plan as to how they would create long-term stockholder value.

SITO also noted that it found it curious that Messrs. Baksa and Candelaria are not looking to replace Mr. Rosenthal as a member of the SITO Board, but perhaps not completely surprising given the previous publicly-known past association and working relationship between Mr. Baksa and Mr. Rosenthal. In July 2016, Mr. Baksa and other investors had threatened a proxy contest at another public company that ultimately ended when Messrs. Baksa and Rosenthal, among other individuals, entered into a settlement agreement with the target. Pursuant to the agreement, Mr. Rosenthal was named to that company’s Board as one of the designees of Mr. Baksa and his fellow investors, and was also named chairman of the board.

Messrs. Baksa and Candelaria have jointly filed a Schedule 13D with the SEC with regard to SITO but, currently, they are the only parties thereto. As such, SITO can only surmise that, at this point, Messrs. Baksa and Candelaria have determined, after consultation with their securities counsel, that they have not formed a group with any other person or entity pursuant to Rule 13d-3 of the Securities Exchange Act of 1934.

SITO urges all SITO stockholders to refrain from taking any action (including returning any gold consent card sent by Messrs. Baksa and Candelaria) at this time. SITO’s Board, in consultation with its legal advisors, is carefully evaluating Messrs. Baksa and Candelaria’s proposals. SITO’s Board will advise SITO stockholders of its recommendation regarding the stockholder group’s solicitation in due course.

Morgan, Lewis & Bockius LLP and Sichenzia Ross Ference Kesner LLP are serving as legal advisors to SITO. Mackenzie Partners, Inc. is serving as SITO’s proxy solicitor.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Important Additional Information And Where To Find It

SITO Mobile, Ltd. (“SITO”), its directors and certain of its executive officers are deemed to be participants in a solicitation of consent revocations from SITO’s stockholders in connection with a pending consent solicitation by a stockholder seeking consents to, among other things, remove and replace a majority of SITO’s current directors (the “Consent Solicitation”). Information regarding the names of SITO’s directors and executive officers and their respective interests in SITO by security holdings or otherwise can be found in SITO’s proxy statement for its 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (“SEC”) on January 19, 2016. To the extent holdings of SITO’s securities have changed since the amounts set forth in SITO’s proxy statement for its 2016 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. SITO intends to file a consent revocation statement (the “Consent Revocation Solicitation Statement”) and accompanying WHITE consent revocation card with the SEC in connection with the Consent Solicitation. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Consent Revocation Solicitation Statement, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH CONSENT REVOCATION SOLICITATION STATEMENT AND THE ACCOMPANYING WHITE CONSENT REVOCATION CARD AND OTHER DOCUMENTS FILED BY SITO WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain the Consent Revocation Solicitation Statement, any amendments or supplements to the Consent Revocation Solicitation Statement, the accompanying WHITE consent revocation card, and other documents filed by SITO with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of SITO’s corporate website at www.sitomobile.com, by writing to SITO’s Corporate Secretary at SITO Mobile, Ltd., The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ 07301, or by calling SITO at (201) 275-0555.

Contacts:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

Joseph.Wilkinson@sitomobile.com

Media Relations:

Alexandra Levy

Silicon Alley Media

alex@siliconalley-media.com